UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):
January 19, 2016

Rosetta Stone Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-34283	043837082
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1919 North Lynn St., 7th Fl., Arlington, Virginia 22209
(Address of principal executive offices, including zip code)

703-387-5800
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)     Decision to Retire

On January 19, 2016, Marguerite W. Kondracke provided notice to Rosetta Stone Inc. (the “Company”) of her decision to retire from the Board of Directors of the Company (the “Board”), effective immediately. Ms. Kondracke has been a valued member of the Company’s Board since 2011 and currently serves on the Compensation Committee. Ms. Kondracke confirmed that her decision to retire was for personal reasons and was not due to any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

The Company thanks Ms. Kondracke for her valuable contribution and service, as well as for the diligent fulfillment of her duties on the Board. Immediately following Ms. Kondracke’s resignation from the Board, the Board unanimously voted to reduce the size of the Board from nine to eight directors. The Board believes that the board composition and size following her resignation is sufficient to provide all required oversight, governance, and related board duties.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 25, 2016

ROSETTA STONE INC.

By:	/s/ Sonia G. Cudd
Name: Sonia G. Cudd
Title: General Counsel and Secretary